Exhibit D

(Mining Claim & Lease Sale/Purchase Agreement)

ASSIGNMENT OF SURFACE LEASE

THIS ASSIGNMENT OF SURFACE LEASE ("Assignment") is entered into this **Thirtieth (30th) day of January, 2012** (the "Closing date"), by and between Robert A. Larson, a Colorado Resident, whose address is P.O. Box 85, Ouray, Colorado 81427 ("Assignor"), and American Strategic Minerals Corporation, a Colorado corporation, with an address of 31161 Hwy 90, P.O. Box 888, Nucla, Colorado 81424 ("Assignee").

Assignor is the lessee under that certain Surface Lease attached hereto as Attachment A (the "Lease") for the following lands located in San Miguel County, Colorado:

- Township 44 North, Range 16 West, N.M.P.M., Section 33, N½SW¼ and SE¼ (approximately 240 acres)
- Township 43 North, Range 16 West, N.M.P.M., Section 4, Lots I and II (approximately 80 acres)

In accordance with the closing of the terms and conditions of a certain underlying Mining Claim & Lease Sale/Purchase Agreement, as entered into between the parties hereto (the "Underlying Agreement"), and to which this Assignment is Exhibit D, the Assignor desires to assign all of its right, title and interest in the Lease to Assignee, and the Assignee desires to acquire all of Assignor's right, title and interest in the Lease.

ASSIGNMENT

In consideration of the consideration to be paid under the Underlying Agreement by the Assignor to the Assignee, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor does hereby sell, assign, transfer, and deliver to the Assignee all of Assignor's right, title and interest in and to the Lease, attached hereto as Attachment A, which is by reference made a part hereof.

In consideration of the foregoing, the Assignee does hereby agree, effective as of and from the date of the execution and delivery of this Assignment and during the remainder of the term of the Lease, to perform all of the duties and obligations contained in the Lease and at all times to indemnify and save harmless the Assignor from and against any breach of the terms and conditions of the Lease as of the date of this Assignment. Assignor does hereby agree to indemnify and save harmless Assignee from and against any breach of the terms and conditions of the Lease that may have occurred prior to the date of this Assignment. Assignee shall have the full right to assign its rights and obligations in the Lease in whole or in part.

This Assignment of Mineral Lease is effective as of the Closing date written above.

ASSIGNOR:	**ASSIGNEE:**
Robert A. Larson	American Strategic Minerals Corporation
By: ______________________________	By: ________________________
Name: Robert A. Larson	Name: George Glasier, President

ACKNOWLEDGEMENT OF ASSIGNOR

STATE OF __________________)
) SS
COUNTY OF ________________)

The foregoing instrument was acknowledged before me this ____ day of ________________, 2011, by Robert A. Larson who attested the same as his free and voluntary act and deed. Witness my hand and official seal.

Print Name:______________________________
My Commission expires: ___________________

ACKNOWLEDGEMENT OF ASSIGNEE

STATE OF __________________)
) SS
COUNTY OF ________________)

The foregoing instrument was acknowledged before me this ____ day of ________________, 2011, by George Glasier, President of American Strategic Minerals Corporation, who attested the same as her free and voluntary act and deed. Witness my hand and official seal.

Print Name:______________________________
My Commission expires: ___________________